********************************************************************************

----------------------------------------------------

                  THE FFB LEXICON FUNDS

----------------------------------------------------

ANNUAL REPORT

AS OF AUGUST 31, 1995
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INVESTMENT
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STRATEGIES
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FOR
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LIVING
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

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INVESTMENT ADVISER

First Fidelity Bank, N.A.
765 Broad Street
Newark, New Jersey 07101

ADMINISTRATOR

SEI Financial Management Corporation
680 East Swedesford Road
Wayne, Pennsylvania 19087

DISTRIBUTOR

SEI Financial Services Company
680 East Swedesford Road
Wayne, Pennsylvania 19087

CUSTODIAN

First Fidelity Bank, N.A.
765 Broad Street
Newark, New Jersey 07101

LEGAL COUNSEL

Morgan, Lewis & Bockius
2000 One Logan Square
Philadelphia, Pennsylvania 19103

INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP
1601 Market Street
Philadelphia, Pennsylvania 19103

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The  information  in this report must be  preceded or  accompanied  by a current prospectus for the funds described.

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    Shares of The FFB Lexicon Funds are not  sponsored or guaranteed  by, and do not constitute obligations of, First Fidelity Bank, N.A., any of its affiliates or the U.S. Government, its agencies or instrumentalities. Shares of The FFB Lexicon Funds are not insured by the Federal Deposit Insurance Corporation or any other agency. Shares of The FFB Lexicon Funds involve investment risks, including the possible loss of the principal amount invested. SEI Financial Services Company, the Distributor of the FFB Lexicon Funds, is not affiliated with the bank.
--------------------------------------------------------------------------------

                                                              September 19, 1995

Dear Lexicon Shareholder:

In last year's annual report we described significant volatility in the markets which resulted in unfavorable investment returns in both the bond and equity sectors. Also discussed was our belief that modest economic growth along with inflation at reasonable levels would create a favorable 1995 environment for both fixed-income and equity investors. So far this year the markets have responded positively to the aforementioned economic climate.

For the fiscal year ending August 31, 1995, the Capital Appreciation Fund and the Select Value Fund had positive returns of 20.11% and 23.95%, respectively. These returns compare favorably to the 21.45% return in the Standard & Poor's 500 Composite Index ("S&P 500") for the same period. The Small Company Growth Fund had a total return of 19.23% as of August 31, 1995, compared to a 20.80% return for the Russell 2000. The Fixed Income Fund and the Intermediate-Term Government Securities Fund had positive returns for the fiscal year of 10.13% and 8.16%, respectively versus an 11.49% return for the Lehman Government/Corporate Index and 8.97% for the Lehman Intermediate-Term Government Index.

During the past fiscal year, investors responded in a positive manner to actions taken by the Federal Reserve and good economic news. The higher interest rates during calendar year 1994 helped slow down economic growth and kept inflation under control which provided for a much more stable economic environment. This more stable economic environment and positive outlook has continued throughout most of this year and no change appears to be in the offing as we proceed into 1996. The Federal Reserve responded in a positive manner earlier this calendar year with a reduction in the federal funds rate of 25 basis points which gave further credence to the health of the economy.

The past twelve months have been an excellent period for investors in general, and equity investors specifically. We believe the economic environment will continue to be a positive one with slow but steady growth and moderate inflation, hence, our continued efforts and emphasis on stock selection to achieve above average returns will be even more important as we head into 1996. Corporate profitability has been exceptionally good and will likely be a key ingredient to our stock selection process over the next several quarters. Simply stated, we want to be invested in those stocks that meet or exceed expectations rather than in stocks that are likely to have weaker earnings. With almost no exceptions, investors have been very unkind to those companies that have reported earnings below expectations. On the other hand, those companies that have had favorable earnings reports have enjoyed further share price appreciation.

Finally, we are also pleased to report that on June 18, 1995, First Fidelity Bancorporation agreed to merge (the "merger") with and into a wholly-owned subsidiary of First Union Corporation. Contingent upon the merger, which is expected to be consummated by January 1, 1996, the FFB Lexicon family of mutual funds will be combined (subject to various conditions, including shareholder approval), with the Evergreen family of funds. We are excited about the prospects of this fund merger and look forward to providing you access to one of the most respected family of funds in existence over the past twenty years.

If you have questions on your investment, or information contained in this Financial Report, please call 1-800-833-8974. We appreciate the opportunity to be of service and look forward to working with you in the future.

Joseph F. Ready                                        Ben L. Jones
Senior Vice President                                  Senior Vice President &
Mutual Fund Services                                   Chief Investment Officer
First Fidelity Bank, N.A.                              First Fidelity Bank, N.A.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Trustees of
  FFB Lexicon Funds:

We have audited the accompanying statements of net assets of the Cash Management, Intermediate-Term Government Securities, Fixed Income, Capital Appreciation Equity, Select Value and Small Company Growth Funds (six of the funds constituting FFB Lexicon Funds) as of August 31, 1995, and the related statements of operations, changes in net assets and financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Cash Management, Intermediate-Term Government Securities, Fixed Income, Capital Appreciation Equity, Select Value and Small Company Growth Funds of FFB Lexicon Funds as of August 31, 1995, the results of their operations, changes in their net assets, and financial highlights for the periods presented, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Philadelphia, Pa.
  October 6, 1995

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

                               Intermediate-Term
                                   Government
                                Securities Fund

  INVESTMENT POLICIES AND OBJECTIVE. The Intermediate-Term Government Securities Fund (the "Fund") invests in U.S. Treasury obligations and obligations issued or guaranteed as to principal and interest by agencies and instrumentalities of the U.S. Government. The Fund expects to maintain an average maturity of three to six years. The objective of the Fund is to seek to preserve principal value and maintain a high degree of liquidity while providing current income.

  PERFORMANCE SUMMARY & OVERVIEW. For the year ending August 31, 1995, the Fund's Institutional Class total return was 8.16% versus a total return of 8.97% for the Lehman Brothers Intermediate- Term Government Index. The Fund slightly underperformed the Index because of our negative policy posture which called for a cautious approach with an average maturity and duration less than that of the Index. During the rising interest rates environment of late 1994 this was a distinct benefit. However, as the market rallied in the first quarter of 1995, the performance lagged that of the Index. The discipline used to manage the Fund is designed to react to longer term interest rate trends and not anticipate or forecast directional moves in the market.

  When the Federal Reserve Bank lowered the Fed Funds rate in early July our policy went from negative to neutral and the duration of the Fund was lengthened to just over 100% of the index. At present our outlook for interest rates is positive based on an improved inflation outlook and economic growth that is expected to remain within the range the Federal Reserve would consider its non-inflationary potential. Currently, the Fund has an average maturity of 3.6 years and is composed of 75% Treasuries, 17% Federal agencies, 6% Mortgage Securities, and 2% cash equivalents.

--------------------------------------------------------------------------------

          ------------------------------------------------------------
                   PORTFOLIO BREAKDOWN AS OF AUGUST 31, 1995
          ------------------------------------------------------------

          ------------------------------------------------------------
                               Intermediate-Term
                           Government Securities Fund
          ------------------------------------------------------------

                                  [PIE CHART]

Treasury                75.5%
Agency                  17.0%
CMO                      5.6%
Cash Equivalents         1.9%

--------------------------------------------------------------------------------
                  Intermediate-Term Government Securities Fund
--------------------------------------------------------------------------------

                                    [CHART]

                       COMPARISON OF CHANGE IN THE VALUE
                            OF A $10,000 INVESTMENT

INITIAL INVESTMENT DATE             11/30/91  Aug-92   Aug-93   Aug-94   Aug-95

FFB LEXICON INTERMEDIATE-TERM
 GOVERNMENT PORTFOLIO                $10,000  $10,772  $11,637  $11,522  $12,462

LEHMAN BROTHERS INTERMEDIATE-TERM
 GOVERNMENT INDEX                    $10,000  $10,840  $11,782  $11,750  $12,804




--------------------------------------------------------------------------------
            One Year Return               Average Annualized Inception to Date
--------------------------------------------------------------------------------
                 8.16%                                    6.25%

Past performance is no indication of future performance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

                               Fixed Income Fund

  INVESTMENT POLICIES AND OBJECTIVE. The Fixed Income Fund (the "Fund") invests in U.S. Treasury and Agency obligations, corporate bonds and debentures, mortgage-backed securities, and money market instruments. The average weighted maturity of the Fund will be between five and ten years. The Fund seeks to maximize current yield consistent with the preservation of capital.

  PERFORMANCE SUMMARY & OVERVIEW. For the year ending August 31, 1995, the Fund's Institutional Class total return was 10.13% versus a total return of 11.49% for the Lehman Brothers Government/Corporate Index. The Fund slightly underperformed the Index because of our negative policy posture which called for a cautious approach with an average maturity and duration less than that of the Index. During the rising interest rates environment of late 1994 this was a distinct benefit. However, as the market rallied in the first quarter of 1995, the performance lagged that of the Index. The discipline used to manage the Fund is designed to react to longer term interest rate trends and not anticipate or forecast directional moves in the market.

  When the Federal Reserve Bank lowered the Fed Funds rate in early July our policy went from negative to neutral and the duration of the Fund was lengthened to over 100% of the index. At present our outlook for interest rates is positive based on an improved inflation outlook and economic growth that is expected to remain within the range the Federal Reserve would consider its non-inflationary potential. Currently, the Fund has an average maturity of 8.1 years and is composed of 65% Treasuries, 3% Federal agencies, 17% Mortgage Securities, 4% Corporates, 10% Yankee Obligations, and 1% cash equivalents.

--------------------------------------------------------------------------------

          ------------------------------------------------------------
                   PORTFOLIO BREAKDOWN AS OF AUGUST 31, 1995
          ------------------------------------------------------------

          ------------------------------------------------------------
                               Fixed Income Fund
          ------------------------------------------------------------

                                  [PIE CHART]

U.S. Treasuries                            65.0%
U.S. Agency                                 3.0%
Collateralized Mortgage Obligations        17.1%
Corporate Bonds                             4.4%
Yankee Obligations                          9.6%
Cash Equivalents                            0.9%

--------------------------------------------------------------------------------
                               Fixed Income Fund
--------------------------------------------------------------------------------

                                    [CHART]

                       COMPARISON OF CHANGE IN THE VALUE
                            OF A $10,000 INVESTMENT

INITIAL INVESTMENT DATE             11/30/91  Aug-92   Aug-93   Aug-94   Aug-95

FFB LEXICON FIXED INCOME PORTFOLIO   $10,000  $10,965  $12,380  $12,018  $13,236

LEHMAN BROTHERS GOVERNMENT/CORPORATE
 BOND INDEX                          $10,000  $10,963  $12,342  $12,054  $13,440

--------------------------------------------------------------------------------
            One Year Return               Average Annualized Inception to Date
--------------------------------------------------------------------------------
                10.13%                                    8.01%

Past performance is no indication of future performance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

                              Capital Appreciation
                                  Equity Fund

  INVESTMENT POLICIES AND OBJECTIVE. The objective of the Capital Appreciation Equity Fund (the "Fund") is to seek to provide long term capital appreciation by investing in a diversified portfolio of common stocks and securities convertible into common stock.

  PERFORMANCE SUMMARY & OVERVIEW. The Fund's Institutional Class achieved a return of 20.11% for the fiscal year ending August 31, 1995. This compared to the S&P 500 Composite Index return of 21.45% and Lipper Growth Average return of 22.45%.

  During the fiscal year, the fund benefited from an overweighting in capital goods and technology. However, these gains were moderated by the lag in returns from basic industry and consumer cyclical holdings.

  The Fund is committed to growth, an equity management style that should do well in the future. Investor attention in expected to shift toward companies that are able to generate steady above average earnings gains in a slow growth world.

  The Fund is focused toward a greater growth orientation to benefit from this opportunity. Emphasis continues to be placed on fundamentally strong capital goods, technology and service companies. In addition, the Fund maintains substantial holdings in health related companies which are well positioned to benefit from dynamic changes developing in this sector.

--------------------------------------------------------------------------------

           ----------------------------------------------------------
                   PORTFOLIO BREAKDOWN AS OF AUGUST 31, 1995
           ----------------------------------------------------------

           ----------------------------------------------------------
                        Capital Appreciation Equity Fund
           ----------------------------------------------------------

                                  [PIE CHART]
           ----------------------------------------------------------
                        CAPITAL APPRECIATION EQUITY FUND
           ----------------------------------------------------------

Technology                      28.2%
Utilities                        1.6%
Transportation                   1.5%
Utilities                        1.6%
Cash Equivalents                 1.4%
Basic Materials                  7.7%
Capital Goods                    5.7%
Consumer Cyclical               10.6%
Consumer Staples                13.8%
Finance                          7.5%
Healthcare                      16.0%
Telephone & Telecommunications   6.0%

           ----------------------------------------------------------
                     TOP TEN HOLDINGS AS OF AUGUST 31, 1995
           ----------------------------------------------------------

  1. Dell Computer             2.2%
  2. Philip Morris             2.1
  3. Lincare Holdings          2.0
  4. Symbron International     2.0
  5. Gymboree                  1.9
  6. Amgen                     1.9
  7. Cisco Systems             1.9
  8. Applied Materials         1.9
  9. EI DuPont de Nemours      1.9
 10. LSI Logic                 1.8

--------------------------------------------------------------------------------
                        Capital Appreciation Equity Fund
--------------------------------------------------------------------------------

                                    [CHART]

                       COMPARISON OF CHANGE IN THE VALUE
                            OF A $10,000 INVESTMENT

INITIAL INVESTMENT DATE             11/30/91  Aug-92   Aug-93   Aug-94   Aug-95

FFB LEXICON CAPITAL APPRECIATION
 EQUITY PORTFOLIO                    $10,000  $11,080  $12,539  $12,993  $15,606

S&P 500 COMPOSITE INDEX              $10,000  $11,286  $13,003  $13,714  $16,653

S&P/BARRA GROWTH INDEX               $10,000  $11,145  $11,868  $12,675  $15,676

LIPPER GROWTH AVERAGE                $10,000  $10,844  $12,835  $13,386  $16,067

--------------------------------------------------------------------------------
            One Year Return               Average Annualized Inception to Date
--------------------------------------------------------------------------------
                20.11%                                   10.76%

Past performance is no indication of future performance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

                               Select Value Fund

  INVESTMENT POLICIES AND OBJECTIVE. The Select Value Fund (the "Fund") seeks to achieve long-term growth of capital by investing primarily in common stocks which, in the opinion of the investment adviser, are undervalued in the marketplace. The Adviser characterizes undervalued common stocks as those that have lower-than-average price/earnings and price/book value ratios as compared to the S&P 500 Composite Index.

  PERFORMANCE SUMMARY & OVERVIEW. The Fund recorded a total return of 23.95% for the fiscal year ending August 31, 1995. The Fund's return exceeded the total return of the S&P 500 Composite Index of 21.45%, and that of the Lipper Growth and Income Index of 16.59%.

  During the past twelve months the Fund has benefited from an overweighting in two strong sectors, technology and financial. Worldwide demand for computers, software, electronics, and telecommunications equipment continues to grow rapidly. Although technology tends to have characteristics more typical of a "growth" portfolio, we were able to find several stocks selling at attractive valuations. However, in the wake of significant outperformance, fewer technology stocks now meet our value-oriented parameters and thus, we have reduced our weighting in this sector. Financial stocks continue to be emphasized due to the attractive valuation and favorable outlook associated with banks and insurance companies.

  Our strategy is to identify individual stocks that are attractively priced relative to their long-term prospects for growth in earnings and dividends. Important factors to consider in a potential equity investment include strength of management, product mix, and competitive position within the industry. We believe that Citicorp, Chemical Banking, Philip Morris, Union Carbide, and Philips Electronics reflect these strengths.

--------------------------------------------------------------------------------

           ----------------------------------------------------------
                   PORTFOLIO BREAKDOWN AS OF AUGUST 31, 1995
           ----------------------------------------------------------

           ----------------------------------------------------------
                               Select Value Fund
           ----------------------------------------------------------

                                  [PIE CHART]

Finance                           25.2%
Technology                        10.5%
Utilities                         16.1%
Basic Materials                    9.8%
Capital Goods and Construction     5.1%
Consumer Cyclical                 11.9%
Consumer Staples                  13.7%
Energy                             7.7%

           ----------------------------------------------------------
                     TOP TEN HOLDINGS AS OF AUGUST 31, 1995
           ----------------------------------------------------------

  1. Philips Electronic, ADR         4.6%
  2. Philip Morris                   4.5
  3. Comsat                          4.3
  4. Citicorp                        3.9
  5. Salomon                         3.9
  6. Ford Motor                      3.8
  7. Telefonos de Mexico, ADR        3.7
  8. Sun Healthcare Group            3.6
  9. YPF Sociedad Anonimn, ADR       3.5
 10. Comdisco                        3.4

--------------------------------------------------------------------------------
                               Select Value Fund
--------------------------------------------------------------------------------

                                    [CHART]

                       COMPARISON OF CHANGE IN THE VALUE
                            OF A $10,000 INVESTMENT

INITIAL INVESTMENT DATE                   11/30/92  Aug-93   Aug-94   Aug-95

FFB LEXICON SELECT VALUE PORTFOLIO         $10,000  $11,521  $12,440  $15,419

S&P 500 COMPOSITE INDEX                    $10,000  $10,975  $11,575  $14,056

S&P/BARRA VALUE INDEX                      $10,000  $12,037  $12,540  $14,929

LIPPER GROWTH & INCOME AVERAGE             $10,000  $11,066  $11,626  $13,586

--------------------------------------------------------------------------------
            One Year Return               Average Annualized Inception to Date
--------------------------------------------------------------------------------
                23.95%                                   18.34%

Past performance is no indication of future performance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

                                 Small Company
                                  Growth Fund

  INVESTMENT POLICIES AND OBJECTIVE. The Small Company Growth Fund (the "Fund") seeks long term capital appreciation by investing primarily in a diversified portfolio of common stocks of growth-oriented, smaller capitalization companies, many having a market capitalization less than $500 million at time of initial purchase.

  PERFORMANCE SUMMARY & OVERVIEW. The Fund recorded a total return of 19.23% for the fiscal year ending August 31, 1995, nearly in line with the total return of 20.80% achieved by the Frank Russell 2000 Index. Over the past year, small stocks lagged the larger capitalization S&P Composite 500, though this trend appears to have reversed in recent months.

  The heaviest concentrations within the Fund are found in the finance and technology sectors, which together account for nearly half of the Fund's holdings. As these have been the two best performing sectors in the market over the past year, the Fund has benefited from these overweighted exposures. However, some of the smaller technology stocks selected in the Fund have failed to keep pace with the exceedingly strong performance of their larger capitalization counterparts. Clearly, smaller niche technology companies have on balance failed to exhibit the market dominance or competitive strengths that have propelled larger technology companies to record results over the past year.

  Healthcare remains a third area of emphasis within the fund. As with many of our finance and technology selections, healthcare appears to present many opportunities to participate in highly visible and sustainable secular trends often absent from other more mature market sectors. This distinction is similarly reflected by our minimal positions in the energy and utility sectors.

--------------------------------------------------------------------------------

           ----------------------------------------------------------
                   PORTFOLIO BREAKDOWN AS OF AUGUST 31, 1995
           ----------------------------------------------------------

           ----------------------------------------------------------
                           Small Company Growth Fund
           ----------------------------------------------------------

                                  [PIE CHART]

Consumer Cyclical                   17.0%
Consumer Staples                    12.0%
Energy                               1.0%
Finance                             18.7%
Healthcare                           9.8%
Technology                          13.5%
Utilities                            1.3%
Transportation                       2.6%
Cash Equivalents                     4.2%
Basic Materials                      6.3%
Capital Goods                       13.6%

           ----------------------------------------------------------
                     TOP TEN HOLDINGS AS OF AUGUST 31, 1995
           ----------------------------------------------------------

  1. Micro Warehouse                  1.6%
  2. T. Rowe Price & Associates       1.6
  3. Watkins Johnson                  1.5
  4. HEALTHSOUTH Rehabilitation       1.5
  5. Renal Treatment Centers          1.5
  6. Health Management Associates     1.5
  7. Respironics                      1.5
  8. Davidson & Associates            1.5
  9. Equitable of Iowa                1.5
 10. Agco                             1.5

--------------------------------------------------------------------------------
                           Small Company Growth Fund
--------------------------------------------------------------------------------

                                    [CHART]

                       COMPARISON OF CHANGE IN THE VALUE
                            OF A $10,000 INVESTMENT

INITIAL INVESTMENT DATE                    11/30/92  Aug-93   Aug-94   Aug-95

FFB LEXICON SMALL COMPANY GROWTH PORTFOLIO  $10,000  $11,057  $10,868  $12,958

FRANK RUSSELL 2000 STOCK INDEX              $10,000  $11,659  $12,351  $14,920

NASDAQ/OTC INDEX                            $10,000  $11,381  $11,729  $15,631


--------------------------------------------------------------------------------
            One Year Return               Average Annualized Inception to Date
--------------------------------------------------------------------------------
                19.23%                                   12.14%

Past performance is no indication of future performance.

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

CASH MANAGEMENT FUND

----------------------------------------------------------------
                                        Face
Description                         Amount (000)     Value (000)
----------------------------------------------------------------
COMMERCIAL PAPER -- 81.0%
  Abbey National
    5.670%, 11/07/95                  $   2,000       $   1,979
  ABN AMRO
    5.450%, 02/05/96                      1,500           1,464
  American Express Credit
    5.930%, 09/12/95                      2,000           1,996
  American General Finance
    5.870%, 09/14/95                      3,000           2,994
  Ameritech
    5.540%, 03/05/96                      2,000           1,943
  Associates Corporation of North
    America
    5.650%, 11/06/95                      2,000           1,979
  AT & T
    5.640%, 10/24/95                      3,000           2,975
  Bank of Nova Scotia
    5.640%, 10/11/95                      1,000             994
  Bayerische Landesbank
    Girozentrale
    5.750%, 09/28/95                      2,500           2,489
  BTR Dunlop
    5.680%, 11/21/95                      3,000           2,962
  Cargill
    5.670%, 09/25/95                      3,000           2,989
  Ciesco
    5.630%, 11/03/95                      3,000           2,970
  CIT Group Holdings
    5.630%, 11/27/95                      2,000           1,973
  Coca Cola
    5.750%, 09/14/95                      2,000           1,996
  Compagnie Bancaire
    5.720%, 11/15/95                      2,500           2,470
  E.I. Du Pont De Nemours
    5.660%, 11/09/95                      1,500           1,484
    5.500%, 01/17/96                      1,500           1,468
  Eksportfinans
    5.880%, 09/08/95                      3,000           2,996
  Federal Farm Credit
    5.570%, 02/16/96                      1,000             974
  Ford Motor Credit
    5.720%, 10/27/95                      2,000           1,982
    5.630%, 12/12/95                      2,000           1,968
  General Electric Capital
    5.660%, 11/16/95                      2,000           1,976
    5.630%, 12/14/95                      2,000           1,967
  Goldman Sachs
    5.750%, 10/17/95                      3,000           2,978
  Hershey Foods
    5.650%, 10/06/95                      3,000           2,984
  Merrill Lynch
    5.650%, 12/08/95                      2,000           1,969
  Metlife Funding
    5.620%, 10/26/95                      2,000           1,983
  Pitney Bowes Credit
    5.670%, 12/01/95                      2,000           1,971
  Proctor and Gamble
    5.750%, 09/19/95                      1,000             997
  Province of Alberta
    5.650%, 12/28/95                      2,000           1,963
  Prudential Funding
    5.750%, 09/27/95                      2,000           1,992
  Republic New York
    5.620%, 10/13/95                      2,000           1,987
  Royal Bank of Canada
    6.060%, 11/30/95                      1,000             985
  Shell Oil
    5.620%, 11/16/95                      2,000           1,976
  Smith Barney
    5.700%, 11/21/95                      3,000           2,962
  Toronto Dominion
    5.570%, 02/01/96                      2,000           1,953
  Transamerica Finance Group
    6.050%, 10/20/95                      2,000           1,984
    5.650%, 12/18/95                      1,000             983
    5.380%, 04/04/96                      1,000             968
                                                     ----------
Total Commercial Paper
  (Cost $79,623)                                         79,623
                                                     ----------
CERTIFICATES OF DEPOSIT -- 6.1%
  Bank of Montreal
    5.800%, 10/05/95                      2,000           2,000
  Commerzbank
    5.780%, 09/06/95                      2,000           2,000
  Union Bank of Switzerland
    5.820%, 02/20/96                      2,000           2,000
                                                     ----------
Total Certificates of Deposit
  (Cost $6,000)                                           6,000
                                                     ----------
BANKERS ACCEPTANCE -- 2.0%
  Republic New York
    5.600%, 01/24/96                      2,000           1,955
                                                     ----------
Total Bankers Acceptance
  (Cost $1,955)                                           1,955
                                                     ----------
U.S. GOVERNMENT AGENCY
  OBLIGATION -- 1.0%
  FHLMC
    6.790%, 02/20/96                      1,000           1,000
                                                     ----------
Total U.S. Government Agency
  Obligation
  (Cost $1,000)                                           1,000
                                                     ----------
REPURCHASE AGREEMENTS -- 10.3%
  J.P. Morgan
    5.83%, dated 08/31/95,
    matures 09/01/95, repurchase
    price $4,000,648,
    (collateralized by FHLMC ARM
    #420264, par value
    $4,227,567, 6.243%, 07/01/34,
    market value $4,080,000)              4,000           4,000
  Prudential  Securities 5.81%,  dated 08/31/95,  matures  09/01/95,  repurchase price $3,000,484, (collateralized by FNMA ARM #304032, par value $3,110,309,
    6.257%, 11/01/22,
    market value $3,060,000)              3,000           3,000

--------------------------------------------------------------------------------

----------------------------------------------------------------
                                        Face
Description                         Amount (000)     Value (000)
----------------------------------------------------------------
REPURCHASE AGREEMENTS -- CONTINUED
  Union Bank of Switzerland 5.85%, dated 08/31/95, matures 09/01/95,  repurchase
    price  $3,171,875,   (collateralized   by  FHLMC  ARM  #420178,   par  value
    $3,259,823, 6.394%, 06/01/20,
    market value $3,252,148)          $   3,171       $   3,171
                                                     ----------
Total Repurchase Agreements
  (Cost $10,171)                                         10,171
                                                     ----------
Total Investments -- 100.4%
  (Cost $98,749)                                         98,749
                                                     ----------
OTHER ASSETS AND
  LIABILITIES -- -0.4%
  Other Assets and Liabilities, Net                        (401)
                                                     ----------
Total Other Assets and Liabilities                         (401)
                                                     ----------
NET ASSETS:
  Portfolio shares of the
    Institutional Class
    (unlimited
    authorization -- no par
    value) based on 98,346,838
    outstanding shares of
    beneficial interest                                  98,346
  Net realized gain on investments                            2
                                                     ----------
Total Net Assets: -- 100.0%                           $  98,348
                                                      =========
Net Asset Value, Offering Price and
  Redemption Price Per Share                          $    1.00
                                                      =========

ARM    Adjustable Rate Mortgage
FHLMC  Federal Home Loan Mortgage Corporation
FNMA   Federal National Mortgage Association

INTERMEDIATE-TERM
GOVERNMENT SECURITIES FUND

U. S. TREASURY OBLIGATIONS -- 74.7%
  United States Treasury Notes
    4.250%, 11/30/95                  $     800       $     798
    4.625%, 02/15/96                      3,000           2,987
    7.500%, 02/29/96                      4,000           4,037
    7.875%, 06/30/96                      8,000           8,140
    6.125%, 07/31/96                      3,000           3,011
    6.500%, 11/30/96                      2,000           2,018
    6.125%, 12/31/96                      7,000           7,038
    8.000%, 01/15/97                      5,200           5,353
    6.250%, 01/31/97                      2,000           2,013
    6.500%, 05/15/97                      3,000           3,032
    6.000%, 08/31/97                      5,500           5,513
    7.875%, 04/15/98                      1,700           1,779
    7.500%, 10/31/99                     10,000          10,520
    6.375%, 01/15/00                      2,500           2,529
    8.500%, 11/15/00                      1,300           1,438
    7.500%, 05/15/02                      4,000           4,290

----------------------------------------------------------------
                                        Face           Market
Description                         Amount (000)     Value (000)
----------------------------------------------------------------
    6.375%, 08/15/02                      2,000           2,018
    7.250%, 05/15/04                  $   4,000       $   4,243
    7.875%, 11/15/04                      3,500           3,868
    7.500%, 02/15/05                      4,250           4,597
                                                     ----------
Total U. S. Treasury Obligations
  (Cost $77,792)                                         79,222
                                                     ----------
COLLATERALIZED MORTGAGE
  OBLIGATIONS -- 5.5%
  FHLMC 1666-C
    5.600%, 02/15/13                      5,000           4,881
  United States Department of
    Veteran Affairs 1992-2C
    7.000%, 05/15/12                      1,000             996
                                                     ----------
Total Collateralized Mortgage
  Obligations (Cost $6,008)                               5,877
                                                     ----------
U.S. GOVERNMENT AGENCY
  OBLIGATIONS -- 16.8%
  Federal Agriculture Mortgage
    Corporation
    6.440%, 05/28/96                      2,100           2,110
  Federal Home Loan Bank
    8.600%, 01/25/00                      1,300           1,417
  Federal National Mortgage
    Association
    6.850%, 05/26/00                      5,000           5,051
    7.500%, 02/11/02                      2,000           2,112
    7.875%, 02/24/05                      2,000           2,181
  Student Loan Marketing
    Association, callable
    03/08/97 @ 100
    7.670%, 03/08/00                      2,000           2,036
  Tennessee Valley Authority
    6.375%, 06/15/05                      2,000           1,980
  World Bank
    8.375%, 10/01/99                        900             966
                                                     ----------
Total U.S. Government Agency
  Obligations
  (Cost $17,393)                                         17,853
                                                     ----------
REPURCHASE AGREEMENT -- 1.9%
  Union Bank of Switzerland 5.85%, dated 08/31/95, matures 09/01/95,  repurchase
    price  $1,989,843,   (collateralized   by  FHLMC  ARM  #420178,   par  value
    $2,044,646, 6.394%, 06/01/20,
    market value $2,039,832)              1,990           1,990
                                                     ----------
Total Repurchase Agreement
  (Cost $1,990)                                           1,990
                                                     ----------
Total Investments -- 98.9%
  (Cost $103,183)                                       104,942
                                                     ----------
OTHER ASSETS AND
  LIABILITIES -- 1.1%
  Other Assets and Liabilities,
    Net                                                   1,133
                                                     ----------
Total Other Assets and Liabilities                        1,133
                                                     ----------

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

INTERMEDIATE-TERM GOVERNMENT SECURITIES FUND -- CONTINUED

----------------------------------------------------------------
                                        Face           Market
Description                         Amount (000)     Value (000)
----------------------------------------------------------------
NET ASSETS:
  Portfolio shares of the
    Institutional Class
    (unlimited authorization--no
    par value) based on
    10,454,398 outstanding shares
    of beneficial interest                            $ 106,500
  Portfolio shares of the
    Investor Class (unlimited
    authorization--no par value)
    based on 879 outstanding
    shares of beneficial interest                             9
  Accumulated net realized loss
    on investments                                       (2,193)
  Net unrealized appreciation on
    investments                                           1,759
                                                     ----------
Total Net Assets: -- 100.0%                           $ 106,075
                                                      =========
Net Asset Value, Offering Price
  and Redemption Price Per
  Share -- Institutional Class                        $   10.15
                                                      =========
Net Asset Value and Redemption
  Price Per Share -- Investor
  Class                                               $   10.15
                                                      =========
Maximum Offering Price Per
  Share -- Investor Class
  ($10.15 / 95.5%)                                    $   10.63
                                                      =========

ARM    Adjustable Rate Mortgage
FHLMC  Federal Home Loan Mortgage
       Corporation

FIXED INCOME FUND

U. S. TREASURY OBLIGATIONS -- 64.3%
  United States Treasury Bond
    7.500%, 11/15/16                  $  15,000       $  16,267
  United States Treasury Notes
    4.625%, 02/29/96                      6,500           6,470
    5.375%, 05/31/98                      2,000           1,971
    6.375%, 01/15/99                     11,500          11,625
    6.750%, 04/30/00                      6,000           6,154
    6.375%, 08/15/02                      7,000           7,064
    5.750%, 08/15/03                      8,000           7,732
    6.500%, 05/15/05                      4,500           4,558
                                                     ----------
Total U. S. Treasury Obligations
  (Cost $61,451)                                         61,841
                                                     ----------

COLLATERALIZED MORTGAGE
  OBLIGATIONS -- 16.9%
  FHLMC 1555-PC
    5.500%, 11/15/04                                      5,000
  FHLMC 1601-PC
    5.000%, 05/15/02                      5,000           4,892
  FHLMC REMIC G021-B4 4.800%,
    11/25/08                              5,000           4,870
  Paine Webber Trust P-3
    9.000%, 10/01/12                      1,578           1,620
                                                     ----------
Total Collateralized Mortgage
  Obligations (Cost $16,612)                             16,281
                                                     ----------
U.S. GOVERNMENT AGENCY
  OBLIGATION -- 3.0%
  Financial Assistance
    8.800%, 06/10/05                      2,500           2,884
                                                     ----------
Total U.S. Government Agency
  Obligation (Cost $2,665)                                2,884
                                                     ----------
YANKEE OBLIGATIONS -- 9.5%
  Hydro-Quebec
    8.000%, 02/01/13                      3,000           3,107
  KFW International
    8.850%, 06/15/99                      1,000           1,083
  Petro Canada
    8.600%, 01/15/10                        800             925
  Svenska Handelsbanken
    8.350%, 07/15/04                      1,000           1,085
    8.125%, 08/15/07                      2,000           2,148
  Westpac
    9.125%, 08/15/01                        700             781
                                                     ----------
Total Yankee Obligations
  (Cost $8,559)                                           9,129
                                                     ----------
CORPORATE OBLIGATIONS -- 4.3%
  Deere
    8.950%, 06/15/19                        600             686
  General Electric Capital,
    Callable 12/15/96 @ 100
    7.980%, 12/15/07                      2,500           2,557
  Harris Bancorp
    9.375%, 06/01/01                        800             908
                                                     ----------
Total Corporate Obligations
  (Cost $3,960)                                           4,151
                                                     ----------

--------------------------------------------------------------------------------

----------------------------------------------------------------
                                        Face           Market
Description                         Amount (000)     Value (000)
----------------------------------------------------------------
REPURCHASE AGREEMENT -- 1.0%
  Union Bank of Switzerland 5.85%, dated 08/31/95, matures 09/01/95,  repurchase price $907,451,  (collateralized  by FHLMC ARM #420178,  par value $932,457,
    6.394%, 06/01/20, market
    value $930,261)                 $        907     $      907
                                                     ----------
Total Repurchase Agreement
  (Cost $907)                                               907
                                                     ----------
Total Investments -- 99.0%
  (Cost $94,154)                                         95,193
                                                     ----------
OTHER ASSETS AND
  LIABILITIES -- 1.0%
  Other Assets and Liabilities,
    Net                                                     928
                                                     ----------
Total Other Assets and Liabilities                          928
                                                     ----------
NET ASSETS:
  Portfolio shares of the
    Institutional Class
    (unlimited
    authorization -- no par
    value) based on 9,321,344
    outstanding shares of
    beneficial interest                                  95,663
  Portfolio shares of the
    Investor Class (unlimited
    authorization -- no par
    value) based on 15,566
    outstanding shares of
    beneficial interest                                     161
  Accumulated net realized loss on
    investments                                           ( 742)
  Net unrealized appreciation on
    investments                                           1,039
                                                     ----------
Total Net Assets: -- 100.0%                           $  96,121
                                                      =========
Net Asset Value, Offering Price
  and Redemption Price Per Share
  --
  Institutional Class                                 $   10.29
                                                      =========
Net Asset Value and Redemption
  Price Per Share -- Investor
  Class                                               $   10.30
                                                      =========
Maximum Offering Price Per
  Share -- Investor Class
  ($10.30 / 95.5%)                                    $   10.79
                                                      =========

ARM    Adjustable Rate Mortgage
FHLMC  Federal Home Loan Mortgage
       Corporation
REMIC  Real Estate Mortgage
       Investment Conduit

----------------------------------------------------------------
                                                       Market
Description                            Shares        Value (000)
----------------------------------------------------------------
CAPITAL APPRECIATION
EQUITY FUND
COMMON STOCK -- 98.3%
AGRICULTURE -- 1.6%
  Pioneer Hi-Bred International          59,000           2,537
                                                     ----------
Total Agriculture                                         2,537
                                                     ----------
AUTOMOTIVE -- 2.9%
  Danaher                                65,500           2,162
  Magna International, Class A           50,500           2,260
                                                     ----------
Total Automotive                                          4,422
                                                     ----------
BANKS -- 3.1%
  Norwest                                79,700           2,401
  Wells Fargo                            12,800           2,386
                                                     ----------
Total Banks                                               4,787
                                                     ----------
BUILDING & CONSTRUCTION -- 1.5%
  Medusa                                 82,500           2,269
                                                     ----------
Total Building & Construction                             2,269
                                                     ----------
CHEMICALS -- 3.2%
  E.I. Du Pont De Nemours                44,500           2,909
  Praxair                                73,000           1,898
                                                     ----------
Total Chemicals                                           4,807
                                                     ----------
COMMUNICATIONS EQUIPMENT -- 2.6%
  DSC Communications*                    49,000           2,573
  Ultratech Stepper*                     37,500           1,481
                                                     ----------
Total Communications Equipment                            4,054
                                                     ----------
COMPUTERS & SERVICES -- 16.5%
  3Com*                                  70,000           2,730
  Adaptec*                               60,000           2,550
  Applied Materials*                     28,000           2,912
  Cisco Systems*                         45,000           2,953
  Dell Computer*                         44,000           3,387
  EMC*                                   92,000           1,886
  HBO                                    44,000           2,420
  Intel                                  34,000           2,087
  Medic Computer Sytems*                 44,000           1,936
  Oracle*                                63,000           2,528
                                                     ----------
Total Computers & Services                               25,389
                                                     ----------
ELECTRICAL SERVICES -- 1.6%
  Belden                                 89,000           2,470
                                                     ----------
Total Electrical Services                                 2,470
                                                     ----------
ELECTRONICS -- 6.2%
  Input/Output*                          59,000           2,198
  Lam Research*                          29,300           1,765
  LSI Logic*                             57,000           2,807
  Micron Technology                      36,000           2,768
                                                     ----------
Total Electronics                                         9,538
                                                     ----------

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

CAPITAL APPRECIATION EQUITY FUND -- CONTINUED

----------------------------------------------------------------
                                                       Market
Description                            Shares        Value (000)
----------------------------------------------------------------
ENTERTAINMENT -- 4.3%
  Carnival Cruise Lines, Class A        108,000       $   2,349
  Mattel                                 82,000           2,378
  Walt Disney                            35,000           1,964
                                                     ----------
Total Entertainment                                       6,691
                                                     ----------
FINANCIAL SERVICES -- 4.4%
  Federal National Mortgage
    Association                          24,500           2,337
  Reuters Holdings PLC ADR               36,000           1,886
  T. Rowe Price & Associates             55,000           2,612
                                                     ----------
Total Financial Services                                  6,835
                                                     ----------
FOOD, BEVERAGE & TOBACCO -- 7.7%
  Campbell Soup                          40,000           1,830
  Coca Cola                              37,000           2,377
  Kellogg                                34,000           2,295
  Philip Morris                          44,000           3,284
  UST                                    77,000           2,098
                                                     ----------
Total Food, Beverage & Tobacco                           11,884
                                                     ----------
HOUSEHOLD PRODUCTS -- 3.1%
  Colgate Palmolive                      40,000           2,719
  Gillette                               49,000           2,046
                                                     ----------
Total Household Products                                  4,765
                                                     ----------
LUMBER & WOOD PRODUCTS -- 1.7%
  Clayton Homes                         113,000           2,670
                                                     ----------
Total Lumber & Wood Products                              2,670
                                                     ----------
MACHINERY -- 4.2%
  Agco                                   38,000           1,848
  Dover                                  33,000           2,631
  General Electric                       35,100           2,067
                                                     ----------
Total Machinery                                           6,546
                                                     ----------
MEASURING DEVICES -- 2.9%
  KLA Instruments*                       22,000           1,881
  Thermo Electron*                       59,300           2,557
                                                     ----------
Total Measuring Devices                                   4,438
                                                     ==========
MEDICAL PRODUCTS & SERVICES -- 6.1%
  Health Management Associates,
    Class A*                             68,000           2,278
  HEALTHSOUTH Rehabilitation*           103,000           2,433
  Lincare Holdings*                     104,000           3,107
  Vencor*                                56,000           1,659
                                                     ----------
Total Medical Products & Services                         9,477
                                                     ----------
MOTORCYCLES, BICYCLES &
  PARTS -- 1.4%
  Harley-Davidson                        79,000           2,192
                                                     ----------
Total Motorcycles, Bicycles & Parts                       2,192
                                                     ----------

----------------------------------------------------------------
                                     Shares/Face       Market
Description                         Amount (000)     Value (000)
----------------------------------------------------------------
PHARMACEUTICALS -- 9.8%
  Abbott Laboratories                    62,000       $   2,403
  Amgen*                                 62,000           2,968
  Pfizer                                 44,600           2,202
  Schering Plough                        45,000           2,098
  Sybron International*                  74,000           3,034
  Teva Pharmaceutical ADR                66,000           2,500
                                                     ----------
Total Pharmaceuticals                                    15,205
                                                     ----------
RAILROADS -- 1.5%
  Illinois Central                       60,000           2,303
                                                     ----------
Total Railroads                                           2,303
                                                     ----------
RETAIL -- 4.8%
  Gymboree*                             100,000           2,974
  Lowe's Companies                       57,700           1,919
  Micro Warehouse*                       53,000           2,531
                                                     ----------
Total Retail                                              7,424
                                                     ----------
STEEL & STEEL WORKS -- 1.2%
  Nucor                                  39,000           1,911
                                                     ----------
Total Steel & Steel Works                                 1,911
                                                     ----------
TELEPHONE &
  TELECOMMUNICATION -- 6.0%
  Aspect Telecommunications*             47,000           2,244
  AT&T                                   35,000           1,978
  Equifax                                66,500           2,585
  MCI Communications                    103,000           2,478
                                                     ----------
Total Telephone & Telecommunication                       9,285
                                                     ----------
Total Common Stock
  (Cost $121,799)                                       151,899
                                                     -----------
REPURCHASE AGREEMENT -- 1.4%
  Union Bank of Switzerland 5.85%, dated 08/31/95, matures 09/01/95,  repurchase
    price  $2,146,269,   (collateralized   by  FHLMC  ARM  #420178,   par  value
    $2,205,291, 6.394%, 06/01/20,
    market value $2,200,099)          $   2,146           2,146
                                                     ----------
Total Repurchase Agreement
  (Cost $2,146)                                           2,146
                                                     ----------
Total Investments -- 99.7%
  (Cost $123,945)                                       154,045
                                                     ----------
OTHER ASSETS AND LIABILITIES -- 0.3%
  Other Assets and Liabilities, Net                         447
                                                     ----------
Total Other Assets and Liabilities                          447
                                                     ----------

--------------------------------------------------------------------------------

----------------------------------------------------------------
                                                       Market
Description                            Shares        Value (000)
----------------------------------------------------------------
NET ASSETS:
  Portfolio shares of the
    Institutional Class
    (unlimited authorization --
    no par value) based on
    11,396,346 outstanding shares
    of beneficial interest                            $ 113,584
  Portfolio shares of the
    Investor Class (unlimited
    authorization -- no par
    value) based on 4,485
    outstanding shares of
    beneficial interest                                      57
  Undistributed net realized gain
    on investments                                       10,751
  Net unrealized appreciation on
    investments                                          30,100
                                                      ---------
Total Net Assets: -- 100.0%                           $ 154,492
                                                      =========
Net Asset Value, Offering Price
  and Redemption Price Per
  Share -- Institutional Class                        $   13.55
                                                      =========
Net Asset Value and Redemption
  Price Per Share -- Investor Class                   $   13.55
                                                      =========
Maximum Offering Price Per
  Share -- Investor Class
  ($13.55 / 95.5%)                                    $   14.19
                                                      =========

*      Non-income producing
       security
ADR    American Depository Receipt
ARM    Adjustable Rate Mortgage
FHLMC  Federal Home Loan Mortgage
       Corporation
PLC    Public Limited Company

SELECT VALUE FUND

COMMON STOCK -- 94.9%
AIRCRAFT -- 2.0%
  McDonnell Douglas                      21,600       $   1,733
                                                     ----------
Total Aircraft                                            1,733
                                                     ----------
APPAREL/TEXTILES -- 0.7%
  V F                                    10,909             597
                                                     ----------
Total Apparel/Textiles                                      597
                                                     ----------
AUTOMOTIVE -- 3.9%
  Ford Motor                            111,100           3,402
                                                     ----------
Total Automotive                                          3,402
                                                     ----------
BANKS -- 11.6%
  Baybanks                               15,000           1,204
  Chemical Banking                       45,300           2,639
  Citicorp                               51,900           3,445
  UJB Financial                          21,630             749
  Wells Fargo                            10,950           2,041
                                                     ----------
Total Banks                                              10,078
                                                     ----------
BUILDING & CONSTRUCTION -- 2.0%
  Empresas ICA ADR                      141,050           1,693
                                                     ----------
Total Building & Construction                             1,693
                                                     ----------
CHEMICALS -- 5.5%
  Monsanto                               22,600          2,144
  Union Carbide                          74,800           2,656
                                                     ----------
Total Chemicals                                           4,800
                                                     ----------
COMMUNICATIONS EQUIPMENT -- 9.8%
  L.M. Ericsson Telephone ADR           104,000           2,223
  Motorola                               30,000           2,243
  Philips Electronics ADR*               90,300           4,063
                                                     ----------
Total Communications Equipment                            8,529
                                                     ----------
COMPUTERS & SERVICES -- 2.7%
  Advanced Micro Devices*                24,200             817
  Intel                                  25,000           1,534
                                                     ----------
Total Computers & Services                                2,351
                                                     ----------
ELECTRICAL SERVICES -- 5.2%
  Houston Industries                     12,500             530
  Montana Power                          94,700           2,083
  Pacificorp                            103,300           1,872
                                                     ----------
Total Electrical Services                                 4,485
                                                     ----------
ENVIRONMENTAL SERVICES -- 0.0%
Attwoods Contingent
  PLC -- Warrants*                       40,382               0
                                                     ----------
Total Environmental Services                                  0
                                                     ----------
FINANCIAL SERVICES -- 4.0%
  Salomon                                89,750           3,444
                                                     ----------
Total Financial Services                                  3,444
                                                     ----------
FOOD, BEVERAGE & TOBACCO -- 6.6%
  Chiquita Brands International         111,268           1,753
  Philip Morris                          53,500           3,992
                                                     ----------
Total Food, Beverage & Tobacco                            5,744
                                                     ----------
INSURANCE -- 4.9%
  American Financial Group               85,649           2,644
  Loews                                  12,450           1,636
                                                     ----------
Total Insurance                                           4,280
                                                     ----------
LEASING & RENTING -- 3.4%
  Comdisco                               98,000           2,989
                                                     ----------
Total Leasing & Renting                                   2,989
                                                     ----------
MEDICAL PRODUCTS & SERVICES -- 3.7%
  Sun Healthcare Group*                 217,300           3,178
                                                     ----------
Total Medical Products & Services                         3,178
                                                     ----------
METALS & MINING -- 3.9%
  Cyprus AMAX Minerals                   26,000             728
  Potash of Saskatchewan                 46,400           2,639
                                                     ----------
Total Metals & Mining                                     3,367
                                                     ----------
MISCELLANEOUS BUSINESS
  SERVICES -- 2.1%
  Banyan Systems*                       156,200           1,855
                                                     ----------
Total Miscellaneous Business
  Services                                                1,855
                                                     ----------

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

SELECT VALUE FUND -- CONTINUED

----------------------------------------------------------------
                                     Shares/Face       Market
Description                         Amount (000)     Value (000)
----------------------------------------------------------------
PETROLEUM & FUEL PRODUCTS -- 3.6%
  YPF Sociedad Anonima, ADR             177,700       $   3,132
                                                     ----------
Total Petroleum & Fuel Products                           3,132
                                                     ----------
PETROLEUM REFINING -- 3.7%
  Amoco                                  27,100           1,728
  Mobil                                  15,500           1,476
                                                     ----------
Total Petroleum Refining                                  3,204
                                                     ----------
PHOTOGRAPHIC EQUIPMENT &
  SUPPLIES -- 2.0%
  Eastman Kodak                          29,900           1,723
                                                     ----------
Total Photographic Equipment &
  Supplies                                                1,723
                                                     ----------
TELEPHONES &
  TELECOMMUNICATION -- 10.0%
  BCE                                    50,000           1,606
  Comsat                                164,100           3,816
  Telefonos De Mexico, ADR              100,500           3,291
                                                     ----------
Total Telephones & Telecommunication                      8,713
                                                     ----------
TRUCKING -- 0.9%
  Pittston Services Group                30,000             761
                                                     ----------
    Total Trucking                                          761
                                                     ----------
WHOLESALE -- 2.7%
  Universal -- Virginia                 103,500           2,329
                                                     ----------
Total Wholesale                                           2,329
                                                     ----------
Total Common Stock
  (Cost $71,387)                                         82,387
                                                     ----------
REPURCHASE AGREEMENT -- 7.4%
  Union Bank of Switzerland 5.85%, dated 08/31/95, matures 09/01/95,  repurchase
    price  $6,469,098,   (collateralized   by  FHLMC  ARM  #420178,   par  value
    $6,647,287, 6.394%, 06/01/20,
    market value $6,631,638)          $   6,468           6,468
                                                     ----------
Total Repurchase Agreement
  (Cost $6,468)                                           6,468
                                                     ----------
Total Investments -- 102.3%
  (Cost $77,856)                                         88,856
                                                     ----------
OTHER ASSETS AND
  LIABILITIES -- -2.3%
  Other Assets and Liabilities,
    Net                                                  (2,003)
                                                     ----------
TOTAL OTHER ASSETS AND LIABILITIES                       (2,003)
                                                     ----------
NET ASSETS:
  Portfolio shares of the
    Institutional Class
    (unlimited
    authorization -- no par
    value) based on 6,227,290
    outstanding shares of
    beneficial interest                                  69,315

----------------------------------------------------------------
                                                       Market
Description                            Shares        Value (000)
----------------------------------------------------------------
  Portfolio shares of the
    Investor Class (unlimited
    authorization -- no par
    value) based on 11,471
    outstanding shares of
    beneficial interest                               $     154
    Undistributed net realized
    gain on investments                                   6,384
    Net unrealized appreciation
    on investments                                       11,000
                                                     ----------
Total Net Assets: -- 100.0%                           $  86,853
                                                      =========
Net Asset Value, Offering Price
  and Redemption Price Per
  Share -- Institutional Class                        $   13.92
                                                      =========
Net Asset Value and Redemption
  Price Per Share -- Investor
  Class                                               $   13.92
                                                      =========
Maximum Offering Price Per
  Share -- Investor Class
  ($13.92 / 95.5%)                                    $   14.58
                                                      =========

*      Non-income producing
       security
ADR    American Depository Receipt
ARM    Adjustable Rate Mortgage
FHLMC  Federal Home Loan Mortgage
       Corporation
PLC    Public Limited Company

SMALL COMPANY
GROWTH FUND

COMMON STOCK -- 95.5%
AEROSPACE & DEFENSE -- 1.5%
  Watkins Johnson                         8,200             412
                                                     ----------
Total Aerospace & Defense                                   412
                                                     ----------
AUTOMOTIVE -- 2.4%
  Superior Industries
    International                        10,100             299
  Titan Wheel International              12,600             337
                                                     ----------
Total Automotive                                            636
                                                     ----------
BANKS -- 10.5%
  Baybanks                                4,200             337
  Compass Bancshares                     12,800             381
  Cullen Frost Bankers                    7,400             340
  Firstier Financial                      9,200             357
  Mark Twain Bancshares                  10,400             364
  Union Planters                         11,400             338
  Wilmington Trust                       11,800             360
  Zions Bancorporation                    6,400             354
                                                     ----------
Total Banks                                               2,831
                                                     ----------
CHEMICALS -- 1.2%
  OM Group                               11,000             330
                                                     ----------
Total Chemicals                                             330
                                                     ----------

--------------------------------------------------------------------------------

----------------------------------------------------------------
                                                       Market
Description                            Shares        Value (000)
----------------------------------------------------------------
COMMUNICATIONS EQUIPMENT -- 5.0%
  Black Box*                             19,000       $     314
  Checkpoint Systems                     13,000             312
  Spectrian*                              8,400             388
  Ultratech Stepper*                      8,000             316
                                                     ----------
Total Communications Equipment                            1,330
                                                     ----------
COMPUTERS & SERVICES -- 2.1%
  Input/Output*                           9,000             335
  Proxima*                               12,000             224
                                                     ----------
Total Computers & Services                                  559
                                                     ----------
DRUGS -- 2.3%
  North American Biological*             31,000             283
  Sybron International*                   8,400             344
                                                     ----------
Total Drugs                                                 627
                                                     ----------
ELECTRICAL SERVICES -- 1.3%
  Sierra Pacific Resources               16,000             344
                                                     ----------
Total Electrical Services                                   344
                                                     ----------
ENVIRONMENTAL SERVICES -- 1.0%
  Newpark Resources*                     14,600             270
                                                     ----------
Total Environmental Services                                270
                                                     ----------
FINANCIAL SERVICES -- 1.6%
  T. Rowe Price & Associates              9,000             428
                                                     ----------
Total Financial Services                                    428
                                                     ----------
FOOD, BEVERAGE & TOBACCO -- 1.3%
  Chiquita Brands International          22,200             350
                                                     ----------
Total Food, Beverage & Tobacco                              350
                                                     ----------
INSURANCE -- 5.3%
  Equitable of Iowa                      10,500             391
  Pacific Physician Services*            16,200             284
  Penncorp Financial Group               16,600             378
  Reliastar Financial                     9,800             372
                                                     ----------
Total Insurance                                           1,425
                                                     ----------
LEASING & RENTING -- 1.2%
  Comdisco                               10,600             323
                                                     ----------
Total Leasing & Renting                                     323
                                                     ----------
LUMBER & WOOD PRODUCTS -- 2.5%
  Clayton Homes                          15,000             354
  Ply-Gem                                17,000             319
                                                     ----------
Total Lumber & Wood Products                                673
                                                     ----------
MACHINERY -- 5.2%
  Agco                                    8,000             388
  Briggs And Stratton                     8,200             311
  Indresco*                              23,200             389
  Zebra Technology*                       5,400             315
                                                     ----------
Total Machinery                                           1,403
                                                     ----------
MEDICAL PRODUCTS & SERVICES -- 9.8%
  FHP International*                     11,000             272
  HEALTHSOUTH Rehabilitation*            16,800             397
  Lincare Holdings*                      10,400             311
  Medisense*                             13,000             309
  Renal Treatment Centers*               12,200             397
  Respironics*                           22,200             394
  Spacelabs Medical*                     13,600             355
  Sun Healthcare Group*                  12,200             178
                                                     ----------
Total Medical Products & Services                         2,613
                                                     ----------
METALS & MINING -- 2.5%
  Cleveland-Cliffs                        7,800             353
  Vigoro                                  7,400             326
                                                     ----------
Total Metals & Mining                                       679
                                                     ----------
MISCELLANEOUS BUSINESS
  SERVICES -- 9.4%
  Banyan Systems*                        20,000             238
  Cerner                                 10,400             356
  Davidson & Associates*                  7,600             390
  Electronic Arts*                        7,600             289
  Frame Technology*                      12,000             317
  Health Management Systems*             10,400             320
  Medic Computer Sytems*                  7,200             317
  Wackenhut Corrections*                 14,400             283
                                                     ----------
Total Miscellaneous Business
  Services                                                2,510
                                                     ----------
MISCELLANEOUS MANUFACTURING -- 1.1%
  Belden                                 11,000             305
                                                     ----------
Total Miscellaneous Manufacturing                           305
                                                     ----------
OIL & GAS EQUIPMENT -- 1.1%
  Global Industries*                     13,800             307
                                                     ----------
Total Oil & Gas Equipment                                   307
                                                     ----------
PETROLEUM REFINING -- 1.0%
  Total Petroleum of North
    America                              24,600             271
                                                     ----------
Total Petroleum Refining                                    271
                                                     ----------
PRINTING & PUBLISHING -- 1.3%
  Medusa                                 12,800             352
                                                     ----------
Total Printing & Publishing                                 352
                                                     ----------
PROFESSIONAL SERVICES -- 1.5%
  Health Management Associates,
    Class A*                             11,800             395
                                                     ----------
Total Professional Services                                 395
                                                     ----------
REAL ESTATE INVESTMENT TRUST -- 3.6%
  Avalon Properties                      16,000             324
  CBL And Associates Properties          15,800             348
  Health And Retirement Property
    Trust                                19,600             301
                                                     ----------
Total Real Estate Investment
  Trust                                                     973
                                                     ----------
RETAIL -- 4.1%
  Gymboree*                              12,000             357
  Micro Warehouse*                        9,000             430
  Waban*                                 16,200             306
                                                     ----------
Total Retail                                              1,093
                                                     ----------

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

SMALL COMPANY GROWTH FUND -- CONTINUED

----------------------------------------------------------------
                                     Shares/Face       Market
Description                         Amount (000)     Value (000)
----------------------------------------------------------------
RUBBER & PLASTIC -- 1.3%
  Mark IV Industries                     15,750       $     350
                                                     ----------
Total Rubber & Plastic                                      350
                                                     ----------
SEMI-CONDUCTORS/INSTRUMENTS -- 2.5%
  Augat                                  15,200             334
  Three-Five Systems*                    10,800             323
                                                     ----------
Total Semi-Conductors/Instruments                           657
                                                     ----------
SPORTING AND ATHLETIC GOODS -- 1.3%
  Callaway Golf                          21,600             335
                                                     ----------
Total Sporting and Athletic Goods                           335
                                                     ----------
TELEPHONES &
  TELECOMMUNICATION -- 3.7%
  Aspect Telecommunications*              7,000             334
  Cellular Communications of
    Puerto Rico                           9,200             283
  Comsat                                 15,600             363
                                                     ----------
Total Telephones &
  Telecommunication                                         980
                                                     ----------
TRUCKING -- 2.6%
  Pittston Services Group                13,000             330
  Wabash National                         9,800             358
                                                     ----------
Total Trucking                                              688
                                                     ----------
WHOLESALE -- 4.3%
  FTP Software*                          11,400             265
  Handleman                              26,400             251
  Terra Industries                       24,000             321
  Universal-Virginia                     13,600             306
                                                     ----------
Total Wholesale                                           1,143
                                                     ----------
Total Common Stock
  (Cost $21,857)                                         25,592
                                                     ----------
REPURCHASE AGREEMENT -- 4.2%
  Union Bank of Switzerland 5.85%, dated 08/31/95, matures 09/01/95,  repurchase
    price  $1,125,907,   (collateralized   by  FHLMC  ARM  #420178,   par  value
    $1,155,929, 6.394%, 06/01/20, market value
    $1,153,207)                       $   1,125           1,125
                                                     ----------
Total Repurchase Agreement
  (Cost $1,125)                                           1,125
                                                     ----------
Total Investments -- 99.7%
  (Cost $22,982)                                         26,717
                                                     ----------

----------------------------------------------------------------
                                                       Market
Description                                          Value (000)
----------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- 0.3%
  Other Assets and Liabilities,
    Net                                               $      82
                                                     ----------
Total Other Assets and
  Liabilities                                                82
                                                     ----------
NET ASSETS:
  Portfolio shares of the
    Institutional Class
    (unlimited
    authorization -- no par
    value) based on 1,987,456
    outstanding shares of
    beneficial interest                                  20,539
  Portfolio shares of the
    Investor Class (unlimited
    authorization -- no par
    value) based on 4,365 outstanding
    shares of beneficial interest                            52
  Undistributed net realized gain
    on investments                                        2,473
  Net unrealized appreciation on
    investments                                           3,735
                                                      ---------
Total Net Assets: -- 100.0%                           $  26,799
                                                      =========
Net Asset Value, Offering Price
  and Redemption Price Per
  Share -- Institutional Class                        $   13.45
                                                      =========
Net Asset Value and Redemption
  Price Per Share -- Investor
  Class                                               $   13.46
                                                      =========
Maximum Offering Price Per
  Share -- Investor Class
  ($13.46 / 95.5%)                                    $   14.09
                                                      =========

*      Non-income producing
       security
ARM    Adjustable Rate Mortgage
FHLMC  Federal Home Loan Mortgage
       Corporation

    The accompanying notes are an integral part of the financial statements.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

STATEMENT OF OPERATIONS (000)
--------------------------------------------------------------------------------
FFB Lexicon Funds--for the period ended August 31, 1995

                                                                                               ----------
                                                                                                  CASH
                                                                                               MANAGEMENT
                                                                                                  FUND
                                                                                               ----------
                                                                                                09/01/94
                                                                                                   to
                                                                                                08/31/95
                                                                                               ----------
Dividend Income                                                                                  $   --
Interest Income                                                                                   6,350
                                                                                                 ------
  Total Investment Income                                                                         6,350
                                                                                                 ------
EXPENSES:
  Administrator Fee                                                                                 189
  Investment Advisory/Custodian Fee                                                                 445
  Waiver of Investment Advisory/Custodian Fee                                                       (44)
  Professional Fees                                                                                  26
  Trustee Fees                                                                                        6
  Registration Fees                                                                                   7
  Printing Fees                                                                                      37
  Insurance and Other Fees                                                                            3
  Pricing Expense                                                                                     1
  Distribution Fees--12b-1                                                                           --
  Distribution Fees Waived                                                                           --
  Amortization of Deferred Organizational Costs                                                       3
                                                                                                 ------
  Total Expenses                                                                                    673
                                                                                                 ------
NET INVESTMENT INCOME                                                                             5,677
                                                                                                 ------
  Net Realized Gain (Loss) on Securities Sold                                                        --
  Net Unrealized Appreciation of Investment Securities                                               --
                                                                                                 ------
  Net Realized and Unrealized Gain on Investments                                                    --
                                                                                                 ------
INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                 $5,677
                                                                                                 ======

Amounts designated as "--" are either $0 or have been rounded to $0. Distribution Fees are incurred at the Investor Class level.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------

    -----------------     -----------     ------------     -----------     -----------
    INTERMEDIATE-TERM                       CAPITAL                           SMALL
       GOVERNMENT            FIXED        APPRECIATION       SELECT          COMPANY
       SECURITIES           INCOME           EQUITY           VALUE          GROWTH
          FUND               FUND             FUND            FUND            FUND
    -----------------     -----------     ------------     -----------     -----------
        09/01/94           09/01/94         09/01/94        09/01/94        09/01/94
       to 08/31/95        to 08/31/95     to 08/31/95      to 08/31/95     to 08/31/95
    -----------------     -----------     ------------     -----------     -----------
         $    --             $   --          $ 2,010         $ 1,821          $  281
           6,589              5,740              346             315              84
         -------             ------          -------         -------          ------
           6,589              5,740            2,356           2,136             365
         -------             ------          -------         -------          ------
             180                154              235             115              40
             634                545            1,035             506             177
            (145)              (128)            (271)           (123)            (77)
              25                 21               37              22               7
               5                  4                7               3              --
               7                  5               11               5               3
              23                 21               30              17               5
               2                  2                3               1               1
               4                  3                5               2               1
              --                 --               --              --              --
              --                 --               --              --              --
               3                  3                3               3               3
         -------             ------          -------         -------          ------
             738                630            1,095             551             160
         -------             ------          -------         -------          ------
           5,851              5,110            1,261           1,585             205
         -------             ------          -------         -------          ------
          (1,236)              (742)          12,267           6,774           3,089
           3,612              4,454           12,478           8,160             960
         -------             ------          -------         -------          ------
           2,376              3,712           24,745          14,934           4,049
         -------             ------          -------         -------          ------
         $ 8,227             $8,822          $26,006         $16,519          $4,254
         =======             ======          =======         =======          ======

STATEMENT OF CHANGES IN NET ASSETS (000)
--------------------------------------------------------------------------------
FFB Lexicon Funds

                                                                                     -------------------------
                                                                                               CASH
                                                                                            MANAGEMENT
                                                                                               FUND
                                                                                     -------------------------
                                                                                      09/01/94      09/01/93
                                                                                     to 08/31/95   to 08/31/94
                                                                                     -------------------------
OPERATIONS:
  Net Investment Income                                                               $   5,677     $   2,729
  Net Realized Gain (Loss) on Securities Sold                                                --            --
  Net Unrealized Appreciation (Depreciation) of Investments                                  --            --
                                                                                      ---------     ---------
  Increase (Decrease) in Net Assets Resulting from Operations                             5,677         2,729
                                                                                      ---------     ---------
DISTRIBUTIONS TO SHAREHOLDERS:
  Net Investment Income:
    Institutional Class                                                                  (5,677)       (2,729)
    Investor Class                                                                           --            --
  Net Realized Gains:
    Institutional Class                                                                      --            --
    Investor Class                                                                           --            --
                                                                                      ---------     ---------
  Total Distributions                                                                    (5,677)       (2,729)

CAPITAL TRANSACTIONS:
  Institutional Class:
    Proceeds from Shares Issued                                                         317,861       360,618
    Reinvestment of Cash Distributions                                                       --            --
    Cost of Shares Repurchased                                                         (355,200)     (275,228)
                                                                                      ---------     ---------
  Increase (Decrease) in Net Assets Derived from Institutional Class Transactions       (37,339)       85,390
  Investor Class:
    Proceeds from Shares Issued                                                              --            --
    Reinvestment of Cash Distributions                                                       --            --
    Cost of Shares Repurchased                                                               --            --
                                                                                      ---------     ---------
  Increase in Net Assets Derived from Investor Class Transactions                            --            --
                                                                                      ---------     ---------
Increase (Decrease) in Net Assets Derived from Capital Transactions                     (37,339)       85,390
                                                                                      ---------     ---------
  Net Increase (Decrease) in Net Assets                                                 (37,339)       85,390
                                                                                      ---------     ---------
NET ASSETS:
  Beginning of Period                                                                   135,687        50,297
                                                                                      ---------     ---------
  End of Period                                                                       $  98,348     $ 135,687
                                                                                      =========     =========
SHARE TRANSACTIONS:
  Institutional Class:
    Shares Issued                                                                       317,861       360,618
    Shares Issued in Lieu of Cash Distributions                                              --            --
    Shares Repurchased                                                                 (355,200)     (275,228)
                                                                                     ----------    ----------
      Total Institutional Class Transactions                                            (37,339)       85,390
  Investor Class:
    Shares Issued                                                                            --            --
    Shares Issued in Lieu of Cash Distributions                                              --            --
    Shares Repurchased                                                                       --            --
                                                                                     ----------    ----------
      Total Investor Class Transactions                                                      --            --
                                                                                     ----------    ----------
  Increase (Decrease) in Capital Shares                                                 (37,339)       85,390
                                                                                     ----------    ----------

Amounts designated as "--" are either $0 or have been rounded to $0.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------

    -----------------------  -----------------------  -----------------------  -----------------------  -----------------------
       INTERMEDIATE-TERM                                      CAPITAL                                            SMALL
          GOVERNMENT                  FIXED                APPRECIATION                SELECT                   COMPANY
          SECURITIES                 INCOME                   EQUITY                    VALUE                   GROWTH
             FUND                     FUND                     FUND                     FUND                     FUND
    -----------------------  -----------------------  -----------------------  -----------------------  -----------------------
     09/01/94    09/01/93     09/01/94    09/01/93     09/01/94    09/01/93     09/01/94    09/01/93     09/01/94    09/01/93
    to 08/31/95 to 08/31/94  to 08/31/95 to 08/31/94  to 08/31/95 to 08/31/94  to 08/31/95 to 08/31/94  to 08/31/95 to 08/31/94
    ----------- -----------  ----------- -----------  ----------- -----------  ----------- -----------  ----------- -----------
      $  5,851    $  6,163     $  5,110    $  5,007     $  1,261    $  2,200     $ 1,585     $    733     $   205     $   163
        (1,236)       (935)        (742)      1,030       12,267         800       6,774        3,574       3,089        (103)
         3,612      (6,583)       4,454      (9,057)      12,478       1,736       8,160       (1,240)        960        (640)
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
         8,227      (1,355)       8,822      (3,020)      26,006       4,736      16,519        3,067       4,254        (580)
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
        (5,850)     (6,163)      (5,105)     (5,008)      (1,262)     (2,211)     (1,584)        (733)       (206)       (164)
            --          --           (2)         --           --          --          (1)          --          --          --
           (11)       (580)        (402)     (1,744)      (2,315)     (1,930)     (3,246)        (951)         --          --
            --          --           --          --           --          --          --           --          --          --
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
        (5,861)     (6,743)      (5,509)     (6,752)      (3,577)     (4,141)     (4,831)      (1,684)       (206)       (164)
        19,834      27,243       16,023      32,873       17,125      32,576      32,761       24,452       3,904       7,547
         5,214       6,200        4,955       6,340        3,497       4,116       4,569        1,645         198         162
       (27,796)    (38,069)     (20,055)    (24,609)     (32,823)    (35,892)     (9,196)     (11,452)     (4,585)     (5,732)
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
        (2,748)     (4,626)         923      14,604      (12,201)        800      28,134       14,645        (483)      1,977
             9          --          256          --           57          --         159           --          52          --
            --          --            2          --           --          --          --           --          --          --
            --          --          (97)         --           --          --          (5)          --          --          --
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
             9          --          161          --           57          --         154           --          52          --
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
        (2,739)     (4,626)       1,084      14,604      (12,144)        800      28,288       14,645        (431)      1,977
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
          (373)    (12,724)       4,397       4,832       10,285       1,395      39,976       16,028       3,617       1,233
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
       106,448     119,172       91,724      86,892      144,207     142,812      46,877       30,849      23,182      21,949
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
      $106,075    $106,448     $ 96,121    $ 91,724     $154,492    $144,207     $86,853     $ 46,877     $26,799     $23,182
      ========    ========     ========    ========     ========    ========     =======     ========     =======     =======
         1,999       2,638        1,605       3,114        1,459       2,838       2,697        2,094         339         644
           526         606          499         609          326         360         403          143          17          14
        (2,799)     (3,746)      (2,018)     (2,394)      (2,822)     (3,174)       (726)        (988)       (406)       (502)
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
          (274)       (502)          86       1,329       (1,037)         24       2,374        1,249         (50)        156
             1          --           25          --            4          --          11           --           4          --
            --          --           --          --           --          --          --           --          --          --
            --          --           (9)         --           --          --          --           --          --          --
      --------    --------     --------    --------     --------    --------     -------     --------     -------     -------
             1          --           16          --            4          --          11           --           4          --
      --------    --------     --------    --------     --------   ---------     -------     --------     -------     -------
          (273)       (502)         102       1,329       (1,033)         24       2,385        1,249         (46)        156
      --------    --------     --------    --------     --------   ---------     -------     --------     -------     -------

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
FFB Lexicon Funds--For the period ending August 31, 1995

For a Share Outstanding Throughout the Period

              Net Asset                    Net Realized and     Dividends      Distributions
                Value          Net            Unrealized         from Net          from          Net Asset
              Beginning     Investment      Gains (Losses)      Investment       Realized        Value End     Total
              of Period       Income        on Investments        Income       Capital Gains     of Period     Return
---------------------------------------------------------------------------------------------------------------------
----------------------------
CASH MANAGEMENT FUND
----------------------------
 1995          $  1.00        $ 0.05                --            $(0.05)              --         $  1.00       5.27%
 1994             1.00          0.03                --             (0.03)              --            1.00       3.13%
 1993             1.00          0.03                --             (0.03)              --            1.00       2.79%
 1992(1)          1.00          0.03                --             (0.03)              --            1.00       3.83%*
-------------------------------------------------------
INTERMEDIATE-TERM GOVERNMENT SECURITIES FUND
-------------------------------------------------------
INSTITUTIONAL CLASS
 1995          $  9.92        $ 0.55            $ 0.23            $(0.55)         $    --         $ 10.15       8.16%
 1994            10.61          0.54             (0.64)            (0.54)           (0.05)           9.92      (0.99)%
 1993            10.41          0.57              0.24             (0.58)           (0.03)          10.61       8.03%
 1992(2)         10.00          0.48              0.40             (0.47)              --           10.41      10.88%*
INVESTOR CLASS
 1995(4)          9.95          0.19              0.20             (0.19)              --           10.15       3.90%
----------------------
FIXED INCOME FUND
----------------------
INSTITUTIONAL CLASS
 1995          $  9.93        $ 0.56            $ 0.40            $(0.56)         $ (0.04)        $ 10.29      10.13%
 1994            10.99          0.55             (0.86)            (0.55)           (0.20)           9.93      (2.92)%
 1993            10.56          0.63              0.66             (0.64)           (0.22)          10.99      12.90%
 1992(2)         10.00          0.55              0.55             (0.54)              --           10.56      13.59%*
INVESTOR CLASS
 1995(4)          9.98          0.18              0.33             (0.19)              --           10.30       5.17%
---------------------------------------
CAPITAL APPRECIATION EQUITY FUND
---------------------------------------
INSTITUTIONAL CLASS
 1995          $ 11.60        $ 0.11            $ 2.14            $(0.11)         $ (0.19)        $ 13.55      20.11%
 1994            11.51          0.17              0.24             (0.17)           (0.15)          11.60       3.62%
 1993            10.34          0.18              1.17             (0.18)              --           11.51      13.17%
 1992(2)         10.00          0.17              0.33             (0.16)              --           10.34       6.09%*
INVESTOR CLASS
 1995(4)         11.63          0.01              1.92             (0.01)              --           13.55      16.63%
---------------------
SELECT VALUE FUND
---------------------
INSTITUTIONAL CLASS
 1995          $ 12.17        $ 0.29            $ 2.39            $(0.29)         $ (0.64)        $ 13.92      23.95%
 1994            11.85          0.22              0.68             (0.22)           (0.36)          12.17       7.98%
 1993(3)         10.00          0.17              1.85             (0.17)              --           11.85      24.42%*
INVESTOR CLASS
 1995(4)         12.64          0.09              1.29             (0.10)              --           13.92      10.94%
-----------------------------------
SMALL COMPANY GROWTH FUND
-----------------------------------
INSTITUTIONAL CLASS
 1995          $ 11.38        $ 0.10            $ 2.07            $(0.10)              --         $ 13.45      19.23%
 1994            11.66          0.08             (0.28)            (0.08)              --           11.38      (1.71)%
 1993(3)         10.00          0.13              1.66             (0.13)              --           11.66      21.63%*
INVESTOR CLASS
 1995(4)         11.78          0.03              1.68             (0.03)              --           13.46      14.54%*

                                                                                    Ratio of
                                                                   Ratio         Net Investment
                                                Ratio of        of Expenses          Income
                               Ratio of      Net Investment      to Average        to Average
             Net Assets        Expenses          Income          Net Assets        Net Assets       Portfolio
               End of         to Average       to Average        (Excluding        (Excluding       Turnover
            Period (000)      Net Assets       Net Assets         Waivers)          Waivers)          Rate
---------------------------------------------------------------------------------------------------------------------
--------------------
CASH MANAGEMENT FUND
--------------------
 1995         $  98,348          0.61%            5.11%              0.65%             5.07%             NA
 1994           135,687          0.55%            3.16%              0.66%             3.05%             NA
 1993            50,297          0.55%            2.77%              0.61%             2.71%             NA
 1992(1)         77,773          0.55%*           3.76%*             0.66%*            3.65%*            NA
--------------------------------------------
INTERMEDIATE-TERM GOVERNMENT SECURITIES FUND
--------------------------------------------
INSTITUTIONAL CLASS
 1995         $ 106,066          0.70%            5.54%              0.84%             5.40%          44.53%
 1994           106,448          0.55%            5.22%              0.82%             4.95%          44.74%
 1993           119,172          0.55%            5.48%              0.83%             5.20%          30.54%
 1992(2)         87,648          0.55%*           5.68%*             0.86%*            5.37%*         47.39%
INVESTOR CLASS
 1995(4)              9          0.80%*           5.42%*             1.34%*            4.88%*         44.53%
-----------------
FIXED INCOME FUND
-----------------
INSTITUTIONAL CLASS
 1995         $  95,961          0.69%            5.63%              0.83%             5.49%          72.51%
 1994            91,724          0.55%            5.32%              0.83%             5.04%          68.63%
 1993            86,892          0.55%            5.93%              0.83%             5.65%          49.40%
 1992(2)         66,695          0.55%*           6.49%*             0.86%*            6.18%*         65.03%
INVESTOR CLASS
 1995(4)            160          0.80%*           5.53%*             1.38%*            4.95%*         72.51%
--------------------------------
CAPITAL APPRECIATION EQUITY FUND
--------------------------------
INSTITUTIONAL CLASS
 1995         $ 154,431          0.79%            0.92%              0.99%             0.72%         139.79%
 1994           144,207          0.55%            1.49%              0.98%             1.06%          41.44%
 1993           142,812          0.55%            1.64%              0.97%             1.22%          54.41%
 1992(2)        122,105          0.55%*           1.95%*             1.00%*            1.50%*         78.31%
INVESTOR CLASS
 1995(4)             61          0.95%*           0.24%*             1.53%*           (0.34)%*       139.79%
-----------------
SELECT VALUE FUND
-----------------
INSTITUTIONAL CLASS
 1995         $  86,693          0.82%            2.35%              1.00%             2.17%          55.15%
 1994            46,877          0.44%            2.03%              1.02%             1.45%          80.47%
 1993(3)         30,849          0.39%*           1.85%*             1.05%*            1.19%*         32.36%
INVESTOR CLASS
 1995(4)            160          0.95%*           2.13%*             1.47%*            1.61%*         55.15%
-------------------------
SMALL COMPANY GROWTH FUND
-------------------------
INSTITUTIONAL CLASS
 1995         $  26,740          0.67%            0.87%              1.00%             0.54%         113.94%
 1994            23,182          0.45%            0.70%              1.02%             0.13%          74.71%
 1993(3)         21,949          0.43%*           1.43%*             1.06%*            0.80%*         34.88%
INVESTOR CLASS
 1995(4)             59          0.75%*           0.67%*             1.48%*           (0.06)%*       113.94%

(1) The Institutional Class of the Cash Management Fund commenced operations on October 31, 1991.
(2) The Institutional Class of the Intermediate-Term Government Securities Fund, the Fixed Income Fund and the Capital Appreciation Equity Fund commenced operations on November 1, 1991.
(3) The Institutional Class of the Select Value Fund and the Small Company Growth Fund commenced operations on November 2, 1992.
(4) The Investor Class of the Intermediate-Term Government Securities, the Fixed Income, the Capital Appreciation Equity, Select Value and Small Company Growth Funds commenced operations on May 2, 1995.

 * Annualized

Amounts designated as "--" are either $0 or have been rounded to $0.

    The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

1.  ORGANIZATION:

FFB Lexicon Funds (the "Trust") was organized as a Massachusetts business trust under a Declaration of Trust dated July 24, 1991. The Trust is registered under the Investment Company Act of 1940, as amended, as a diversified open-end management investment company with eight portfolios: the Cash Management Fund, the Intermediate-Term Government Securities Fund, the Fixed Income Fund, the Select Value Fund, the Capital Appreciation Equity Fund, the Dividend Growth Fund, the Small Company Growth Fund and the Cash Plus Fund. The financial statements included herein present those of the Cash Management Fund, the Intermediate-Term Government Securities Fund, the Fixed Income Fund, the Capital Appreciation Equity Fund, the Select Value Fund, and the Small Company Growth Fund (the "Funds"). The financial statement of the Dividend Growth Fund is presented separately. The Cash Plus Fund had not commenced operations as of August 31, 1995. The assets of each Fund are segregated, and a shareholder's interest is limited to the Fund in which shares are held.

2.  SIGNIFICANT ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Trust.
     Security Valuation--Investment securities held by the Cash Management Fund are stated at amortized cost, which approximates market value. Under this valuation method, purchase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.
     Investment securities held by the Intermediate-Term Government Securities Fund, the Fixed Income Fund, the Capital Appreciation Equity Fund, the Select Value Fund, and the Small Company Growth Fund which are listed on a securities exchange for which market quotations are available are valued at the last quoted sales price on each business day. If there is no such reported sale, these securities are valued at the most recently quoted bid price. Unlisted securities for which market quotations are readily available are valued at the most recently quoted bid price. Debt obligations, with sixty days or less remaining until maturity, may be valued at their amortized cost.
     Federal Income Taxes--It is each Fund's intention to continue to qualify as a regulated investment company for Federal income tax purposes by complying with the appropriate provisions of the Internal Revenue Code of 1986, as amended. Accordingly, no provisions for Federal income taxes are required.
     Security Transactions and Related Income--Security transactions are accounted for on the date the security is purchased or sold (trade date). Dividend income is recognized on the ex-dividend date, and interest income is recognized on the accrual basis. Costs used in determining realized gains and losses on the sale of investment securities are those of the specific securities sold adjusted for the accretion and amortization of purchase discounts and premiums during the respective holding period. Purchase discounts and premiums on securities held by the Intermediate-Term Government Securities Fund, the Fixed Income Fund, the Capital Appreciation Equity Fund, the Select Value Fund, and the Small Company Growth Fund are accreted and amortized to maturity using the scientific interest method, which approximates the effective interest method.
     Repurchase Agreements--Securities pledged as collateral for repurchase agreements are held by the custodian bank until the respective agreements mature. Provisions of the repurchase agreements ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default of the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Funds may be delayed or limited.
     Net Asset Value Per Share--The net asset value per share of each Fund is calculated on each business day, by dividing the total value of each Fund's assets, less liabilities, by the number of shares outstanding. The maximum offering price per share for the Investor shares of the Intermediate-Term Government Securities Fund, the Fixed Income Fund, the Capital Appreciation Equity Fund, the Select Value Fund and the Small Com-

--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

pany Growth Fund is equal to the net asset value per share plus a sales load of 4.50%.
     Distributions--Distributions from net investment income are paid to shareholders on a monthly basis. Any net realized capital gains on sales of securities are distributed to shareholders at least annually. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.
     Classes--Class-specific expenses are borne by that class. Income, expenses, and realized and unrealized gains & losses are allocated to the respective classes on the basis of relative daily net assets.
     Other--Expenses that are directly related to one of the Funds are charged to that Fund. Other operating expenses of the Trust are prorated to the Funds on the basis of relative daily net assets.

3.  ORGANIZATION COSTS AND
TRANSACTIONS WITH AFFILIATES:

The Trust incurred organization costs of approximately $136,000. These costs have been deferred in the accounts of the Funds and are being amortized on a straight line basis over a period of sixty months commencing with operations. These costs include legal fees of approximately $39,000 for organizational work performed by a firm of which a trustee and an officer of the Trust are partners. On September 27, 1991, the Trust sold initial shares of beneficial interest to SEI Financial Management Corporation (the "Administrator"). In the event any of the initial shares of the Trust are redeemed by any holder thereof during the period that the Trust is amortizing organizational costs, the redemption proceeds payable to the holder thereof by the Fund will be reduced by the unamortized organizational costs in the same ratio as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.
     Certain officers and trustees of the Trust are also officers of the Administrator and/or SEI Financial Services Company (the "Distributor"). Such officers and trustees are paid no fees by the Trust for serving as officers and trustees of the Trust.

4.  ADMINISTRATION AND DISTRIBUTION
AGREEMENTS:

The Trust and the Administrator are parties to an administration agreement dated October 18, 1991, under which the Administrator provides management and administrative services for an annual fee of .17% of the average daily net assets of each of the Funds of the Trust.
     The Trust and the Distributor are parties to a distribution agreement dated October 18, 1991. The Distributor receives no fees for its distribution services under this agreement.

5.  INVESTMENT ADVISORY AND CUSTODIAN
AGREEMENTS:

The Trust and First Fidelity Bank, N.A., (the "Adviser") are parties to an investment advisory agreement (the "Advisory Agreement") dated October 18, 1991 under which the Adviser receives an annual fee equal to .40% of the average daily net assets of the Cash Management Fund, .60% of the average daily net assets of each of the Intermediate-Term Government Securities and Fixed Income Funds, and .75% of the average daily net assets of the Capital Appreciation Equity Fund, the Select Value Fund, and the Small Company Growth Fund. Effective January 27, 1995, the Adviser has voluntarily agreed for an indefinite period of time, to waive all or a portion of its fees (and to reimburse the Funds' expenses) in order to limit operating expenses to .80% of the average daily net assets of the Fixed Income Fund and the Intermediate-Term Government Securities Fund; .95% of the average daily net assets of the Capital Appreciation Equity Fund and the Select Value Fund; and .75% of the average daily net assets of the Small Company Growth Fund. Prior to January 27, 1995, annual operating expenses of the Intermediate-Term Government Securities Fund, the Fixed Income Fund, the Select Value Fund, the Capital Appreciation Equity Fund and the Small Company Growth Fund were limited to not more than .55% of average daily net assets. Effective September 23, 1994, the Adviser eliminated its fee waiver with respect to the Cash Management Fund and increased operating

--------------------------------------------------------------------------------

expenses from .55% to .61% of the average daily net assets. Fee waivers and expense reimbursements are voluntary and may be terminated at any time.
     First Fidelity Bank, N.A., acts as custodian (the "Custodian") for the Funds. Fees payable to the Custodian for services are included as part of the fees under the Advisory Agreement.

6.  INVESTMENT TRANSACTIONS:

The cost of security purchases and the proceeds from security sales, other than short-term investments, for the period ended August 31, 1995, are as follows:

                   Intermediate-
                       Term                  Capital               Small
                    Government     Fixed   Appreciation  Select   Company
                    Securities    Income      Equity      Value   Growth
                       Fund        Fund        Fund       Fund     Fund
                       (000)       (000)      (000)       (000)    (000)
                     --------     ------     -------     ------   ------
Purchases             $     0     $ 2,509    $186,291    $59,367  $25,631
Sales                       0         731     201,147     34,499   25,435
U.S. Gov't.
  Purchases            44,777      60,471           0          0        0
U.S. Gov't. Sales      46,079      62,692           0          0        0

     At August 31, 1995 the total cost of securities and the net realized gains or losses on securities sold, for Federal income tax purposes, was not materially different from amounts reported for financial reporting purposes. The aggregate gross unrealized appreciation and depreciation for securities held by the Funds at August 31, 1995 is as follows:

                  Intermediate-
                      Term                 Capital               Small
                   Government    Fixed   Appreciation  Select   Company
                   Securities    Income     Equity      Value   Growth
                      Fund        Fund       Fund       Fund     Fund
                      (000)      (000)      (000)       (000)    (000)
                    ---------    -----    ---------    ------   ------
Aggregate gross
 unrealized
 appreciation        $1,965     $2,053    $31,310    $14,908   $4,344
Aggregate gross
  unrealized
  depreciation         (206)    (1,014)    (1,210)    (3,908)    (609)
                     ------     ------    -------    -------   ------
Net unrealized
  appreciation       $1,759     $1,039    $30,100    $11,000   $3,735
                     ======     ======    =======    =======   ======

     Subsequent to October 31, 1994, the Funds recognized net capital losses for tax purposes that have been deferred to 1995 and can be used to offset future capital gains at August 31, 1995. The Funds also had capital losses carryforward at August 31, 1995, to the extent provided in the regulations for Federal income tax as follows:

                            Capital loss Carryover     Post 10/31/94
                              August 31, 1995--           Deferred
Fund                            Expiring 2003              Losses
                               ----------------          ----------
Intermediate-Term
  Government                       $955,860              $1,236,390
Securities
Fixed Income                        117,850                 623,727

     The Small Company Growth Fund utilized its entire capital loss carryforward balance of $429,791 which was carried over from the previous year.
     The Capital Appreciation Equity Fund had wash sales in the fiscal year ended August 31, 1995 amounting to $367,572. These wash sale losses cannot be used for income tax purposes and are deferred.

7.  CONCENTRATION OF CREDIT RISK:

The Cash Management Fund invests in a portfolio of money market instruments maturing in 397 days or less which are rated in the highest rating category by a nationally recognized statistical rating agency or, if not rated, are believed to be of comparable quality. The ability of the issuers of the securities held by the Fund to meet their obligations may be affected by economic developments in a specific industry, state or region.
     The summary of credit quality ratings for the securities held by the Cash Management Fund at August 31, 1995 are as follows:

                                              Standard
                                              & Poor's
                                              -------
US Government Securities                        2.00%
Repurchase Agreements                          10.30%
A-1                                             8.51%
A-1+                                           79.19%

     Portfolio breakdowns are stated as a percentage of total portfolio value. The US Government securities represent obligations issued or guaranteed by the US Government and its agencies or instrumentalities. Repurchase agreements are collateralized by U.S. Government or U.S. Government agency securities.

--------------------------------------------------------------------------------
FFB Lexicon Funds--August 31, 1995

     Mortgage-backed securities held in the Intermediate-Term Government Securities Fund and Fixed Income Fund are subject to prepayment of the underlying mortgages. During periods of declining interest rates, prepayment of mortgages underlying these securities can result in the reinvestment in securities yielding lower prevailing rates.

8.  SUBSEQUENT EVENT:

On June 18, 1995, First Fidelity Bancorporation, the parent corporation of First Fidelity Bank, N.A., the investment advisor to the FFB Lexicon Funds, agreed to merge with First Union Corporation on or about January 1, 1996. Contingent upon the merger and various other conditions, including shareholder approval, the FFB Lexicon Family of Funds will be combined with the Evergreen Family of Funds. Therefore, the Trustees of the FFB Lexicon Funds have called a special meeting of shareholders of the Cash Management, Intermediate-Term Government Securities, Fixed Income, Capital Appreciation Equity, Select Value and Small Company Growth Funds to be held on November 21 to vote on the following proposals: Shareholders of the Cash Management, Capital Appreciation Equity, Select Value and Small Company Growth Funds will vote to approve or disapprove a proposed combination of their respective Funds with investment companies in the Evergreen Family of mutual funds which have similar investment objectives and polices. If approved it is expected that such a combination would take place on January 19, 1996. Shareholders of the Intermediate-Term Government Securities and Fixed Income Funds will vote to approve or disapprove a change in the Investment Advisor from the First Fidelity Bank, N.A. to First Union National Bank. Detailed information about these proposed transactions are described in the Prospectus/Proxy Statement mailed to shareholders.

 LEX-F-017-03

*******************************************************************************